AMENDMENT FOUR TO ADMINISTRATION AGREEMENT

This Amendment, dated May 23, 2012, amends the Administration Agreement (“Agreement”) dated September 9, 2010 between J.P. Morgan Investor Services Co. (“J.P. Morgan”) and the AQR Funds, a Delaware statutory trust, on behalf of each series listed on Schedule 1 of the Agreement and each Cayman Islands entity listed on Schedule 1 of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the parties hereto wish to amend Schedule 1 of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement, to be effective as of the date hereof, in the following respects:

1. Schedule 1 of the Agreement includes the following Fund:

AQR U.S. Defensive Equity Fund

AQR International Defensive Equity Fund

AQR Emerging Defensive Equity Fund

AQR Risk-Balanced Commodities Strategy Fund

AQR Risk-Balanced Commodities Strategy LV Fund

2. Schedule 1 of the Agreement includes the following Cayman Islands Entity:

AQR Risk-Balanced Commodities Strategy Offshore Fund Ltd.

AQR Risk-Balanced Commodities Strategy LV Offshore Fund Ltd.

3. Except as modified herein, all other provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date hereof.

AQR FUNDS, on behalf of each series listed in Schedule 1 of the Agreement		J.P. MORGAN INVESTOR SERVICES CO.

By:	/s/ Nicole DonVito	By:	/s/ Rosemary Culverhouse
Name:	Nicole DonVito	Name:	Rosemary Culverhouse
Title:	Vice President	Title:	Vice President

AQR MANAGED FUTURES STRATEGY

    OFFSHORE FUND LTD.

AQR RISK PARITY OFFSHORE FUND LTD.

AQR MULTI-STRATEGY ALTERNATIVE

    OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES

STRATEGY OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES

    STRATEGY LV OFFSHORE FUND LTD.

By:	/s/ Nir Messafi
Name:	Nir Messafi
Title:	Director